December 1, 2008

Cascade Wind Corp. (formerly AR.E. Wind Corp.)
Steve Shum
CEO
1921 Bloomfield Blvd.
Farmington, NM 87401

Re: Advisory Agreement

Dear Steve:

David N. Baker ("Advisor") is pleased to act as independent Advisor to Cascade Wind Corp ("Cascade Wind" or the "Company") on the following terms:

1.           Engagement. The Company hereby retains the Advisor to provide financial advisory services to the Company, and the Advisor hereby agrees to provide such services to the Company.

2.           Services. The Advisor intends to provide general financial advisory services to the
Company. If the Company and the Advisor anticipate the Advisor providing additional services, the parties may amend this agreement by attaching additional exhibits. In providing services under this agreement the Advisor will be acting as independent contractor, not an employee of the Company.

3.           Compensation. As compensation for services to be provided by the Advisor under this agreement, the Company agrees to pay Advisor a fixed fee in the amount of $34,500.

4.           Term. Subject to section 9, the term of this agreement will commence on November
17, 2008 and will end on December 31, 2008.

5.           Allocation of Time and Energies. The Advisor shall perform diligently any services that they provide under this agreement. The Advisor will not be required to devote a set number of hours in any given time period to performing services under this agreement.

6.           Indemnification; Contribution. The Company shall indemnify the Advisor, their respective affiliates, and the officers, directors, agents, employees and controlling persons of each such affiliate (each of the foregoing, an "Indemnified Person") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees and disbursements of counsel), actions, proceedings, investigations, inquiries Or threats thereof (all of the foregoing being hereinafter referred to as "Liabilities"), based upon, relating to, or arising out of its services hereunder, except that the Company will not be required to indemnify the Advisors with respect to any Liabilities if it has been finally judicially determined that those Liabilities resulted from the willful misconduct or bad faith of the Indemnified Person seeking indemnification.

7.           Other Advisory Clients. The Company acknowledges that the Advisor and affiliates of the Advisor are in the business of providing services and consulting advice to others. Nothing contained in this agreement is to be construed to limit or restrict the Advisor in conducting any business with others or in rendering advice to others.

8.           Expenses. The Company shall promptly reimburse the Advisor for any expense incurred by the Advisor, if such expense is authorized by and incurred at the behest of, the Company and in connection with any services performed by the Advisor under this agreement. The Company will reimburse Advisor for said expenses within IO business days of providing an invoice to Company for any such expenses.

9.           Termination. Either party may terminate this agreement for any reason on 30 days' prior notice to the other party. However, all compensation provisions of this agreement will survive such termination and all compensation agreed will be provided, without an ability of rescission, to Advisor.

10.           Miscellaneous. Nevada law governs all matters arising out of this agreement, including any tort claims, without giving effect to principles relating to conflicts of law. This agreement may not be amended or otherwise modified except by an instrument signed by all parties. If any provision hereof is determined to be invalid or unenforceable in any respect, that determination will not affect that provision in any other respect or any other provision of this agreement, which will remain in full force and effect.

If this agreement correctly reflects the terms we have agreed to, please sign a copy of this agreement in the space provided below and return it to the Advisor.

CASCADE WIND CORP (formerly known as A.R.E. WIND CORP)

/s/ Steve Shum
Steve Shum, CEO

ADVISOR

/s/ DAVID N. BAKER
DAVID N. BAKER